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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 14, 2006

IDAHO GENERAL MINES, INC.

(Exact Name of Registrant as Specified in its Charter)

Idaho	000-50539	91-0232000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 N. Post St., Suite 610 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 838-1213

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01

Entry into a Material Definitive Agreement

The information in Item 3.02 below is hereby incorporated in this Item 1.01 by reference.

Item 3.02

Unregistered Sales of Equity Securities

On February 15, 2006, Idaho General Mines, Inc. (the “Company”) completed a private placement of units (the “Units”) for an aggregate purchase price of $30 million.  In the aggregate, the company issued 15 million shares of common stock and warrants to purchase an additional 8.3 million shares, including warrants issued as compensation to the placement agent.

The Units were sold at a price of $2.00 per Unit.  Each Unit consisted of one share of the Company’s common stock and a warrant to purchase one-half of a share of the Company’s common stock at an exercise price of $3.75 per whole share, exercisable for a five-year period.   The Units were offered and sold pursuant to exemptions from registration under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving any public offering.

The Company has agreed to file a registration statement under the Securities Act with the Securities and Exchange Commission no later than March 31, 2006 to register the resale of the shares of common stock comprising the Units and the shares of common stock underlying the warrants comprising the Units, and to use commercially reasonable efforts to have the registration statement declared effective on or before July 31, 2006.

In addition, on February 14, 2006, in connection with the private placement, the Company and Columbia Stock Transfer Company, the Company’s transfer agent, entered into a First Amendment to Shareholders Rights Agreement.  The amendment provides that the purchasers in the private placement will not be deemed to be acquiring persons (as defined in the agreement) solely by virtue of their purchase of Units in the private placement or by virtue of the exercise or conversion of the warrants received in the private placement into shares of the Company’s common stock.

Item 8.01

Other Events

On February 17, 2006, the Company announced that it has applied to list its common stock on the American Stock Exchange (“AMEX”). The listing is subject to review by AMEX for compliance with its listing requirements. During the review, shares of the company’s common stock will continue to be quoted on the OTC Bulletin Board under the symbol “IGMI”.

The Company also announced that it has withdrawn its preliminary prospectus filed on December 29, 2005 with the securities regulatory authorities in the Canadian Provinces of British Colombia, Alberta, Manitoba and Ontario. Independent of any financing transaction, the Company intends to continue to seek a listing of its common stock on the Toronto Stock Exchange.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

4.1	Securities Purchase Agreement.
4.2	Form of Common Stock Purchase Warrant.
4.3	Form of Common Stock Purchase Warrant Issued Pursuant to Placement Agent Agreement.
4.4	First Amendment to Shareholders Rights Agreement.
99.1	Press Release dated February 16, 2006.
99.2	Press Release dated February 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.

(Registrant)

Date:  February 17, 2006

By:   /s/ Robert L. Russell

        Robert L. Russell

        President and Chief Executive Officer

EXHIBIT INDEX

4.1	Securities Purchase Agreement.
4.2	Form of Common Stock Purchase Warrant.
4.3	Form of Common Stock Purchase Warrant Issued Pursuant to Placement Agent Agreement.
4.4	First Amendment to Shareholders Rights Agreement.
99.1	Press Release dated February 16, 2006.
99.2	Press Release dated February 17, 2006.